Exhibit 1.1

75,000,000

Common Stock

TERREMARK WORLDWIDE, INC.

UNDERWRITING AGREEMENT

March [__], 2005

SG COWEN & CO., LLC
   As Representative of the several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

1. Introductory. Terremark Worldwide, Inc., a Delaware corporation (the “Company”), proposes to issue and sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 75,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company. The aggregate of 75,000,000 shares so proposed to be sold is hereinafter referred to as the “Firm Stock.” The Company also proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 11,250,000 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock.” SG Cowen & Co., LLC (“SG Cowen”) is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative.”

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-122518) (the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form which, other than the exhibits thereto, have been delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statements”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(b) The Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, and, in the case of the Prospectus, as of the First Closing Date and any Option Closing Date, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date, the First Closing Date and any Option Closing Date (as to the Prospectus and any amendment or supplement thereto), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16).

(c) The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated (or, with respect to subsidiaries that are not corporations, duly organized and formed) and are validly existing as corporations (or such other entities, as applicable) in good standing (to the extent such concept is applicable) under the laws of their respective jurisdictions of incorporation (or organization and formation, as applicable), are duly qualified to do business and are in good standing (to the extent such concept is applicable) as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: NAP of the Americas, West Inc., Park West Telecommunications Investors, Inc., TECOTA Services Corp., Terremark Trademark Holdings, Inc., TerreNAP Data Centers, Inc., TerreNAP Services, Inc., Optical Communications, Inc., Technology Center of the Americas, Inc., Technology Center of the Americas, LLC, NAP of the Americas, Inc., Terremark Asia Company, Ltd., Terremark Latin America, Inc., Terremark Financial Services, Inc., Terremark Fortune House #1, Inc., Terremark Management Services, Inc., Terremark Realty, Inc., Terremark Technology Contractors, Inc., Technology Center of the Americas, Ltd., Spectrum Telecommunications Corp., Terremark Latin America de Argentina, SA, Terremark Latin America (Brasil) Ltda, Terremark Latin America de Mexico, SA de CV, Terremark do

Brasil Ltda and NAP de las Americas Madrid, S.A. None of Terremark Asia Company, Ltd., Terremark Latin America de Argentina S.A., or Terremark Latin America de Mexico, S.A. de C.V., each being entities organized under the laws of Bermuda, Argentina and Mexico, respectively, have any assets nor has any of them carried on business activities since January 1, 2003.

(d) This Agreement has been duly authorized, executed and delivered by the Company.

(e) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

(f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company, including the Stock, have been duly and validly authorized by the board of directors of the Company and are, or, in the case of the Company Stock upon completion of the transactions contemplated hereby, will be, validly issued, fully paid and non-assessable, have been offered, sold and issued in compliance with federal and state securities laws, and conform to the amount and description thereof contained in the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of or ownership in the Company or any of its subsidiaries other than those accurately described in the Prospectus. All of the outstanding warrants, convertible notes, convertible preferred stock and options have been duly and validly authorized by the board of directors of the Company and the board of directors of the Company has reserved a sufficient number of shares of Common Stock in the event all such warrants, convertible notes, convertible preferred stock and options are converted into shares of Common Stock of the Company. All the certificates for the shares of Common Stock are in valid and sufficient form to comply with all applicable Delaware statutory requirements and the rules and regulations of the American Stock Exchange. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(g) All of the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party except as to such lien or encumbrance as is disclosed in the Prospectus.

(h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or other organizational documents, as applicable) of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

(i) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws, the National Association of Securities Dealers, Inc. and the American Stock Exchange in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(j) PricewaterhouseCoopers LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statements and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(k) The financial statements, together with the related notes and schedules, included in the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The financial statements, together with the related notes and schedules, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.

(l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth in the Prospectus; and, since such date, there has not been any change in the capital stock, other than as described in the Prospectus, or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(m) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which is required to be described in the Registration Statement or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(n) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or other organizational documents, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violations or defaults which, singularly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

(p) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(q) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(r) The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. The Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license or other intellectual property right or franchise right of any person.

(s) Except as disclosed in the Prospectus, the Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and good title to all personal property which are material to the business of the Company and its subsidiaries taken as a whole free and clear of all liens, encumbrances, claims and defects. The Company and each of its subsidiaries have valid rights to lease or otherwise use all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, except such as are described in the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect.

(t) No labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which could reasonably be expected to have a Material Adverse Effect. To the best of the Company’s knowledge, no key employee or significant group of employees of the

Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(u) The Company does not have and has never had any “defined benefit plans” (as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)), plans subject to Title IV of ERISA, “multiemployer plans” (as defined in Section 3(37) of ERISA) or “multiple employer welfare arrangements” (as defined in Section 3(4) of ERISA). No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; and each employee benefit plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(v) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(w) The Company and each of its subsidiaries (i) have filed all required federal, state and foreign income and franchise tax returns except for those where the failure to file could not reasonably be expected to have a Material Adverse Effect, (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it which could not reasonably be expected to have a Material Adverse Effect.

(x) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. The Company and each of its subsidiaries reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(y) Except as disclosed in the Prospectus, the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i)

transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a summary which is complete in all material respects of all meetings and actions of the board of directors (including each board committee), the general partners, the managing members and stockholders, partners and members of the Company and each of its subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(aa) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or is the subject of a default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that could not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(bb) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

(cc) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements. Except as disclosed in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company.

(dd) Neither the Company nor any of its subsidiaries owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ee) Except for this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(ff) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(gg) The Stock is listed on the American Stock Exchange.

(hh) Except where the same could not reasonably be expected to have a Material Adverse Effect, the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

(ii) The Company has taken all necessary actions to ensure that it (i) be approved by the American Stock Exchange for the additional listing of the Stock, (ii) is in compliance with all applicable corporate governance requirements set forth in the American Stock Exchange Rules that are then in effect and (iii) is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the American Stock Exchange Rules not currently in effect upon and at all times after the effectiveness of such requirements.

(jj) Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(kk) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

(ll) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

(mm) The operations of the Company and, to the actual knowledge of the Company, any of its affiliates, have been conducted at all times in compliance with the applicable federal and state laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Foreign Corrupt Practices Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and neither the Company nor, to the actual knowledge of the Company, any of its affiliates is (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) a person with which the Underwriters are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or (v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or any other person (including any foreign country and any national of such country) with whom the United States Treasury Department prohibits doing business in accordance with OFAC regulations. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Terrorism Laws is pending or, to the knowledge of the Company, threatened.

(nn) Neither the Company nor, to the actual knowledge of the Company, any director, officer, broker, employee, affiliate or other agent of the Company acting in any capacity in connection with the offering hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (mm) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

3. Purchase Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, that number of shares of Firm Stock (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) obtained by multiplying 75,000,000 shares of Firm Stock, by a fraction the numerator of which is the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of shares of Firm Stock.

     The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $[___] per share (the “Purchase Price”).

     The Company will deliver the Firm Stock to the Representative for the respective accounts of the several Underwriters in either (i) the form of definitive certificates, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below) or (ii) in accordance with The Depository Trust Company’s standard procedures that include the electronic delivery of share capital, against payment of the aggregate Purchase Price therefor in immediately available funds by wire transfer to an account at a bank acceptable to SG Cowen, payable to the order of the Company, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on March [_], 2005, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “First Closing Date”. The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

     The Company shall make the certificates for the Firm Stock available to the Representative for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name bears to the total number of shares of Firm Stock

(subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

     The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the First Closing Date are herein called the “Closing Dates”.

     The Company will deliver the Optional Stock to the Underwriters in either (i) the form of definitive certificates, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date or (ii) in accordance with The Depositary Trust Company’s standard procedures that include the electronic delivery of share capital, against payment of the aggregate Purchase Price therefor in immediately available funds by wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificate for the Optional Stock available to the Representative for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

     The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

(4) Further Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; advise the Representative, promptly after it receives notice thereof, of the time when any amendment to either of the Registration Statements has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information;

and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

(b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representative thereof and upon the Representative’s request will prepare an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representative and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c) To furnish promptly to each of the Representative and to counsel for the Underwriters copies of each of the manually signed Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d) To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus and (iii) the Prospectus (not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement).

(e) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f) The Company will promptly take from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(g) During the period of five years from the date hereof, the Company will deliver to the Representative and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the

Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

(h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of SG Cowen other than (i) the Company’s sale of the Stock hereunder, (ii) the issuance of shares pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans as in existence on the date hereof, (iii) the issuance of shares pursuant to the conversion or exercise of currently outstanding shares of preferred stock, options, warrants or rights described in the Prospectus, (iv) the issuance of stock options pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans as in existence on the date hereof, and (v) the issuance of warrants to purchase not in excess of 297,000 shares of Common Stock pursuant to consulting arrangements. The Company will cause each officer, director and stockholder of the Company listed in Schedule B to this Agreement to furnish to the Representative, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus, without the prior written consent of SG Cowen.

(i) The Company will supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

(j) Prior to each of the Closing Dates the Company will furnish to the Representative, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified in advance), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and will not, and will cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(m) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(b).

(n) The Company shall, at all times prior to each of the Closing Dates and at any time when a prospectus relating to the Stock is required to be delivered under the Securities Act or the Exchange Act in connection with the sale of the Stock, comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time, except where such failure could not reasonably be expected to have a Material Adverse Effect.

(o) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading “Use of Proceeds”.

5. Payment of Expenses. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus, Prospectus, any amendments and exhibits thereto, the “Agreement Among Underwriters” between the Representative and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire and this Agreement by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers and the American Stock Exchange; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

6. Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a).

(b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement and the Prospectus and

all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Greenberg Traurig, P.A. shall have furnished to the Representative such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i)	The Company and each of its subsidiaries have been duly incorporated (or, with respect to subsidiaries that are not corporations, duly organized and formed) and are validly existing as corporations (or such other entities, as applicable) in good standing, to the extent such concept is applicable, under the laws of their respective jurisdictions of incorporation (or organization and formation, as applicable), are (based solely on an examination of a currently valid certificate of government officials and agencies) duly qualified to do business and are in good standing, to the extent such concept is applicable, as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses (based on information from the Company as to such ownership, lease or conduct) requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority could not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

(ii)	The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company, including the Stock, issued after April 28, 2000 have been duly and validly authorized by the board of directors of the Company and are, or, in the case of the Stock upon completion of the transactions contemplated hereby, will be, validly issued, fully paid and non-assessable, have been offered, sold and issued in compliance with federal and state securities laws, and conform in all material respects to the amount and description thereof contained in the Prospectus. Such counsel shall further state that nothing has come to its attention that would cause it to conclude that the shares of the capital stock of the Company issued prior to April 28, 2000 were not validly issued. None of the outstanding shares of Common Stock issued after April 28, 2000 was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of or ownership in the Company or any of its subsidiaries other than those accurately described in the Prospectus. All of the outstanding warrants, convertible notes, convertible preferred stock and options have been duly and validly authorized by the board of directors of the Company and the board of directors of the Company has reserved a sufficient number of shares of Common Stock in the event all such warrants, convertible notes, convertible preferred stock and options are converted into shares of Common Stock of the Company.

(iii)	All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company (A) directly or indirectly through one or more wholly-owned subsidiaries and (B) free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(iv)	There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel.

(v)	This Agreement has been duly authorized, executed and delivered by the Company.

(vi)	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company’s filings under the Securities Act and the Exchange Act, nor will such actions result in any violation of the Charter or by-laws of the Company or of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets. Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(vii)	The statements in the Prospectus under the headings “Description of Capital Stock” and “Certain United States Federal Tax Consequences” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

(viii)	The description in the Registration Statement and Prospectus of statutes, legal or governmental proceedings and contracts and other documents are accurate in all material respects; and to the best of such counsel’s knowledge, there are no statutes, legal or governmental proceedings, contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

(ix)	To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries (A) is in violation of its charter or by-laws, (B) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement filed as an exhibit to the Company’s filings under the Securities Act and Exchange Act or (C) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (B) and (C), for those defaults, violations or failures which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(x)	To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xi)	The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

(xii)	The Registration Statements, as of their respective effective dates and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(xiii)	To the best of such counsel’s knowledge, except as set forth in the Prospectus under the headings “Description of Capital Stock – Registration Rights”, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise.

(xiv)	Neither the Company nor any of its subsidiaries is an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

(xv)	Based solely upon a letter received from the American Stock Exchange, the Common Stock to be sold under this Agreement has been approved for listing on the American Stock Exchange.

     Such opinion letter shall also state that such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statements, participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and the Representative of the Underwriters, during which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified in clause (vii) above), on the basis of the information that was developed in the course of the performance of such counsel’s services, nothing came to such counsel’s attention that caused them to believe that the Registration Statement (other than the financial statements, the related schedules and notes thereto and other financial and statistical data derived from the internal financial records of the Company included therein, as to which such counsel need express no belief), as of the time it became effective under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements, the related schedules and the notes thereto and other financial and statistical data derived from the internal financial records of the Company included therein, as to which such counsel need express no belief), as of the date of the Prospectus or as of each Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinion of Greenberg Traurig, P.A. described above shall be rendered to the Underwriters at the request of the Company and shall so state therein. With respect to Section 6(d)(i), (iii), (ix) and (x), Greenberg Traurig may rely upon opinions of counsel in appropriate jurisdictions for any subsidiary of the Company organized outside of the United States.

(e) The Representative shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f) At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) confirming statements and information of the type ordinarily included in accountants’ comfort letters to underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

(g) On the Closing Date, the Representative shall have received a letter (the “bring-down letter”) from PricewaterhouseCoopers LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to Section 6(f).

(h) The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chairman of the board of directors, its President or a Vice President and its chief financial officer stating (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus, as of each such effective date, as of the filing date and as of each Closing Date, did not include any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of each Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iv) subsequent to the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus, and (v) any other certifications reasonably requested by the Underwriters relating to the Company’s currently outstanding stock options, warrants, convertible preferred stock and 9% senior convertible notes.

(i) Neither the Company nor any of its subsidiaries shall have sustained (i) since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which reasonably could, as of the Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company’s debt securities.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities not ongoing on the date hereof, or the subject of an act of terrorism or there shall have been an escalation in hostilities involving the United States, or (iv) there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(m) The American Stock Exchange shall have approved the Common Stock for listing, including the Stock, subject only to official notice of issuance.

(n) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and stockholders of the Company listed in Schedule B to this Agreement.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its members, officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the “Underwriter Indemnified Parties” and, each an “Underwriter Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above, (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 16). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, employees, representatives and agents, each of its directors and, each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriters’ Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel in writing that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Section 7(a) or 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The Underwriters’ obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

8. Termination. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, (a) the events described in Section 6(i) shall have occurred, (b) the events described in Sections 6(k) or 6(l) shall not have occurred or (c) if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. Reimbursement of Underwriters’ Expenses. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties. It is understood that the Underwriters’ responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC Attention: Equity Capital Markets, 1221 Avenue of the Americans, New York, New York 10020 (Fax: 212-278-4096), with a copy to SG Cowen & Co., LLC Attention: General Counsel, 1221 Avenue of the Americas, New York, New York 10020 (Fax: 212-278-7995);

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Terremark Worldwide, Inc. Attention: Fern S. Watts, General Counsel, 2601 South Bayshore Drive, Miami, Florida 33133;

(c) provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements hereto by the Representative shall take effect at the time of receipt thereof.

14. Definition of Certain Terms. For purposes of this Agreement, (a) “business day” means any day on which the American Stock Exchange is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations, but for the purposes of the opinion to be delivered pursuant to Section 6(d) excludes Terremark Asia Company, Ltd., Terremark Latin America de Argentina S.A., and Terremark Latin America de Mexico, S.A. de C.V.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

16. Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the delivery of the shares; and (ii) the statements concerning the Underwriters contained in the first, second and third sentences of the third paragraph and the tenth paragraph under the heading “Underwriting.”

17. Authority of the Representative. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all of the Underwriters.

18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours, Terremark Worldwide, Inc.
By:
Name:
Title:

Accepted as of
the date first above written:

SG COWEN & CO., LLC
      Acting on its own behalf
      and as Representative of several
      Underwriters referred to in the
      foregoing Agreement.

By: SG COWEN & CO., LLC

By:

Name: William B. Buchanan, Jr.
Title: Head of Equity Capital Markets

SCHEDULE A

	Number		Number of
	of Firm		Optional
	Shares		Shares
	to be		to be
Name	Purchased		Purchased

SG Cowen & Co., LLC	[_____]		[_____]

CIBC World Markets

Thomas Weisel Partners LLC

Adams Harkness, Inc.

ThinkEquity Partners LLC

Total		75,000,000		11,250,000

SCHEDULE B

Manuel D. Medina
Joseph R. Wright, Jr.
Guillermo Amore
Timothy Elwes
Antonio S. Fernandez
Fernando Fernandez-Tapias
Arthur L. Money
Marvin S. Rosen
Miguel J. Rosenfeld
Rodolfo A. Ruiz
Jamie Dos Santos
Jose E. Gonzalez
Jose A. Segrera
Fern S. Watts
Marvin Wheeler
Francis Lee

Exhibit I

[Form of Lock-Up Agreement]

[Date]

SG Cowen & Co., LLC
      As Representative of the
      several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York 10020

Re: Terremark Worldwide, Inc. [_____] Shares of Common Stock

Dear Sirs:

     In order to induce SG Cowen & Co., LLC (“SG Cowen”) to enter in to a certain underwriting agreement with Terremark Worldwide, Inc., a Delaware corporation (the “Company”), with respect to the public offering of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock. The foregoing sentence shall not apply to (a) transfers of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts in connection with estate planning and (b) distributions or transfers of shares of Common Stock or any security convertible into Common Stock to limited partners, stockholders or controlled affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter.

     If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

     In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90 day period following the date of the Company’s final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

[Signatory]
By:
Name:
Title: